EXHIBIT 99.1

FOR MORE INFORMATION, CONTACT:
David H. Hoster II, Chief Executive Officer
Marshall Loeb, President and Chief Operating Officer
N. Keith McKey, Chief Financial Officer
(601) 354-3555

EASTGROUP PROPERTIES ANNOUNCES
THIRD QUARTER 2015 RESULTS

•	Funds from Operations of $30.2 Million ($.94 Per Share) for the Quarter Compared to $28.1 Million ($.89 Per Share) for the Same Quarter Last Year, an Increase of 5.6% Per Share

•	Net Income Attributable to Common Stockholders of $12.0 Million ($.37 Per Diluted Share) for the Quarter

•	Same Property Net Operating Income Growth of 1.3% for the Quarter; 2.0% Increase Without Straight-Line Rent Adjustments

•	96.6% Leased, 95.8% Occupied as of September 30, 2015; Average Occupancy of 96.0% for the Quarter

•	Renewed or Re-Leased 84% of Expiring Square Feet During the Quarter

•	GAAP Rental Rates on New and Renewal Leases Increased an Average of 12.7% for the Quarter

•	Acquired 34 Acres of Development Land in Charlotte and Houston for $6.2 Million

•	Started Construction on Two Development Projects (201,000 Square Feet) in Charlotte and Phoenix With a Projected Total Investment of $14 Million

•	Transferred Three Development Projects (321,000 Square Feet) in Houston and Orlando to the Real Estate Portfolio During the Quarter

•	Development Program Consists of 21 Projects (2.1 Million Square Feet) at September 30, 2015 With a Projected Total Investment of $157 Million

•	Expanded Borrowing Capacity of Unsecured Bank Credit Facilities to $335 Million

•	Paid 143rd Consecutive Quarterly Cash Dividend – Increased the Dividend by $.03 Per Share (5.3%) to $.60 Per Share

•	Issued 106,751 Shares of Common Stock During the Quarter With Gross Proceeds of $6.4 Million

JACKSON, MISSISSIPPI, October 15, 2015 - EastGroup Properties, Inc. (NYSE: EGP) announced today the results of its operations for the three and nine months ended September 30, 2015.

Commenting on EastGroup’s performance, David H. Hoster II, CEO, stated, "EastGroup continued its strong momentum of growth in funds from operations per share in the third quarter achieving a 5.6% increase in FFO per share as compared to the same quarter last year. These results continued our track record of increases in FFO per share as compared to the prior year's quarter in seventeen of the last eighteen quarters.

"Quarter-end occupancy of 95.8% was our ninth consecutive quarter of 95% or above which basically represents stabilized full occupancy for a multi-tenant property industrial company. This occupancy and positive rent spreads generated positive same property net operating income growth with and without straight-line rent adjustments. We believe these results reflect the quality and strategic locations of our properties in the major sunbelt growth markets.

"From an investment standpoint, we started two new developments in the third quarter and plan to begin several more before the end of the year. Also, we are under contract to sell a 232,000 square foot, older asset in Houston. Our plans are to increase our rate of dispositions and to reduce our exposure to that market."

FUNDS FROM OPERATIONS

For the quarter ended September 30, 2015, funds from operations (FFO) attributable to common stockholders were $.94 per share compared to $.89 per share for the same quarter of 2014, an increase of 5.6%. Property net operating income (PNOI) increased by $1,743,000, or 4.4%, during the quarter ended September 30, 2015, compared to the

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same period of 2014. PNOI increased $1,468,000 from newly developed properties, $493,000 from same property operations and $147,000 from 2014 acquisitions; PNOI decreased $377,000 from properties sold in 2014 and 2015.

Same property net operating income increased 1.3% for the quarter ended September 30, 2015, compared to the same quarter in 2014; excluding termination fees in both periods, same property net operating income increased 2.6% for the quarter. Without straight-line rent adjustments, same property net operating income increased 2.0%; excluding termination fees in both periods, same property net operating income without straight-line rent adjustments increased 3.6% for the quarter. Rental rates on new and renewal leases (5.1% of total square footage) increased an average of 12.7% for the quarter; rental rates increased 4.7% without straight-line rent adjustments.

For the nine months ended September 30, 2015, FFO was $2.73 per share compared to $2.55 per share for the same period of 2014, an increase of 7.1% per share. PNOI increased by $8,771,000, or 7.6%, during the nine months ended September 30, 2015, compared to the same period last year. PNOI increased by $5,015,000 from newly developed properties, $2,825,000 from same property operations and $2,016,000 from 2014 acquisitions; PNOI decreased $1,106,000 from properties sold in 2014 and 2015.

Same property net operating income increased by 2.5% for the nine months ended September 30, 2015, compared to the same period last year; excluding termination fees in both periods, same property net operating income increased 3.0%. Without straight-line rent adjustments, same property net operating income increased 3.5%; excluding termination fees in both periods, same property net operating income without straight-line rent adjustments increased 4.2%. Rental rates on new and renewal leases (17.2% of total square footage) increased an average of 11.5% for the nine months; rental rates increased 3.5% without straight-line rent adjustments.

FFO and PNOI are non-GAAP financial measures, which are defined under Definitions later in this release.  Reconciliations of Net Income to PNOI and Net Income Attributable to EastGroup Properties, Inc. Common Stockholders to FFO are presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

EARNINGS PER SHARE

On a diluted per share basis, earnings per common share (EPS) was $.37 and $1.13 for the three and nine months ended September 30, 2015, respectively, compared to $.56 and $1.13 for the same periods of 2014. EPS for the three months ended September 30, 2015, did not include any gains on sales; EPS for the same quarter of 2014 included gains on sales of land and real estate investments of $7,515,000 ($.24 per share). EPS for the nine months ended September 30, 2015, included gains on sales of land and real estate investments of $3,026,000 ($.09 per share); EPS for the same period of 2014 included gains on sales of $7,610,000 ($.24 per share).

DEVELOPMENT

In July, EastGroup continued to expand its Steele Creek Commerce Park in Charlotte by acquiring a 3.7 acre tract of land from the North Carolina Department of Transportation for $153,000.

In August, the Company purchased 30 acres of land located in the World Houston International Business Center. The $6 million land purchase provides EastGroup with opportunities to further expand its World Houston park by approximately 400,000 square feet of new development.

EastGroup began construction of two development projects during the third quarter of 2015: Steele Creek VI, a 137,000 square foot business distribution building in Charlotte, and Ten Sky Harbor, a 64,000 square foot business distribution building in Phoenix.

During the first nine months of 2015, the Company initiated construction of nine development projects containing 1,024,000 square feet. The developments are detailed in the table below.

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Development Properties Started in 2015	Size	Actual or Anticipated Conversion Date	Projected Total Costs
	(Square feet)		(In thousands)

World Houston 42, Houston, TX	94,000	07/2015	$5,700
Oak Creek VIII, Tampa, FL	108,000	01/2016	7,500
Horizon IV, Orlando, FL	123,000	02/2016	10,200
West Road IV, Houston, TX	65,000	08/2016	5,400
Kyrene 202 VI, Phoenix, AZ	123,000	09/2016	9,500
Horizon III, Orlando, FL	109,000	01/2017	7,800
Eisenhauer Point 1 & 2, San Antonio, TX	201,000	02/2017	13,500
Steele Creek VI, Charlotte, NC	137,000	03/2017	7,600
Ten Sky Harbor, Phoenix, AZ	64,000	03/2017	6,000
Total Development Properties Started	1,024,000		$73,200

At September 30, 2015, EastGroup’s development program consisted of 21 projects (2,077,000 square feet), eight of which were started in 2015, twelve in 2014, and one in 2013. The projects, which were collectively 37% leased as of October 14, 2015, have a projected total cost of $156.8 million.

During the first nine months of 2015, EastGroup transferred (at the earlier of 80% occupied or one year after completion) eight development properties to the real estate portfolio as detailed in the table below.

Development Properties Transferred to Real Estate Portfolio in 2015	Size	Conversion Date	Cumulative Cost as of 09/30/15	Percent Leased as of 10/14/15
	(Square feet)		(In thousands)

Horizon I, Orlando, FL	109,000	02/2015	$7,460	100%
Kyrene 202 II, Phoenix, AZ	45,000	02/2015	3,800	100%
Steele Creek II, Charlotte, NC	71,000	03/2015	5,380	100%
Steele Creek III, Charlotte, NC	108,000	02/2015	7,735	88%
World Houston 39, Houston, TX	94,000	06/2015	5,735	100%
Horizon II, Orlando, FL	123,000	09/2015	8,050	100%
World Houston 41, Houston, TX	104,000	08/2015	6,472	100%
World Houston 42, Houston, TX	94,000	07/2015	5,375	100%
Total Properties Transferred	748,000		$50,007	98%

DIVIDENDS

EastGroup increased its quarterly common stock dividend 5.3% to $.60 per share in the third quarter of 2015. This was the Company’s 143rd consecutive quarterly cash distribution.  EastGroup has increased or maintained its dividend for 23 consecutive years and increased it 20 years during that period. It has also increased the dividend in each of the last four years.  The Company’s payout ratio of dividends to FFO was 64% for the third quarter.  The annualized dividend rate of $2.40 per share yielded 4.3% on the closing stock price of $56.35 on October 14, 2015.

FINANCIAL STRENGTH AND FLEXIBILITY

EastGroup continues to maintain a strong and flexible balance sheet.  Debt-to-total market capitalization was 35.8% at September 30, 2015.  For the third quarter, the Company had both interest and fixed charge coverage ratios of 4.6x and a debt to earnings before interest, taxes, depreciation and amortization (EBITDA) ratio of 6.30x.

Total debt at September 30, 2015 was $978.9 million comprised of $455.0 million of unsecured debt, $380.7 million of secured debt, and $143.2 million of unsecured bank credit facilities.

As previously disclosed, EastGroup negotiated terms to amend its $225 million and $25 million unsecured bank credit facilities in July. The Company closed on the amended credit facilities on July 30, 2015; the amended agreements

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

expand the facilities to $300 million and $35 million, reduce the current applicable margins over LIBOR from 117.5 basis points to 100 basis points, reduce the current applicable facility fees from 22.5 basis points to 20 basis points, and extend the maturity dates from January 5, 2017 to July 30, 2019. The $300 million agreement contains an option for a one-year extension (at the Company's election) and a $150 million expansion (with agreement by both parties). The $35 million agreement contains a provision that the credit facility would automatically be extended for one year if the extension option in the $300 million facility is exercised.

Subsequent to quarter-end, EastGroup issued $75 million of senior unsecured private placement notes with two insurance companies. The 10-year notes have a weighted average interest rate of 3.98% with semi-annual interest payments. The notes will not be and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

During the third quarter of 2015, EastGroup issued and sold 105,063 shares of common stock under its continuous equity program at an average price of $60.20 per share with net proceeds to the Company of $6.2 million.

OUTLOOK FOR REMAINDER OF 2015

FFO per share attributable to common stockholders for 2015 is now estimated to be in the range of $3.66 to $3.68. Diluted EPS for 2015 is estimated to be in the range of $1.50 to $1.52.  The table below reconciles projected net income attributable to common stockholders to projected FFO.

	Low Range		High Range
	Q4 2015	Y/E 2015	Q4 2015	Y/E 2015
	(In thousands, except per share data)

Net income attributable to common stockholders	$11,813	48,245	12,459	48,889
Depreciation and amortization	18,244	72,540	18,244	72,540
Gain on sales of real estate investments	—	(2,903)	—	(2,903)
Funds from operations attributable to common stockholders	$30,057	117,882	30,703	118,526

Diluted shares	32,321	32,204	32,321	32,204

Per share data (diluted):
Net income attributable to common stockholders	$0.37	1.50	0.39	1.52
Funds from operations attributable to common stockholders	$0.93	3.66	0.95	3.68

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The following assumptions were used for the mid-point:

Metrics	Current Guidance	Prior Guidance
2015 FFO per share	$3.67	$3.67
Same Property Net Operating Income (PNOI) for the year:
GAAP	2.0%	2.3%
GAAP without termination fees	2.7%	3.0%
Without straight-line rent adjustments	2.4%	2.4%
Without straight-line rent adjustments and termination fees	3.4%	3.4%
Average occupancy for the year	95.9%	95.9%
Bad debt (expense), net of termination fees:
4th quarter	None	None
Year	($451,000)	($257,000)
Development starts for the year:
Square feet	1.5 million square feet	1.6 million square feet
Projected total investment	$103 million	$114 million
Operating property acquisitions:
4th quarter	$32 million	$12.5 million
Year	$32 million	$25 million
Operating property dispositions:
4th quarter	$24 million	$16 million
Year	$29 million	$21 million
Average variable interest rate on unsecured bank credit facilities for the year	1.2%	1.3%
Unsecured debt closing in October 2015	$75 million at 3.98%	$75 million at 3.98%
Common stock issuances for the year	$6.2 million	$25 million
General and administrative expense for the year
     (includes $2.5 million ($.08/share) of accelerated restricted stock vesting for the retiring CEO and for the various costs associated with the CEO succession)
	$15.0 million	$15.5 million

DEFINITIONS

The Company’s chief decision makers use two primary measures of operating results in making decisions:  (1) property net operating income (PNOI), defined as Income from real estate operations less Expenses from real estate operations (including market-based internal management fee expense) plus the Company's share of income and property operating expenses from its less-than-wholly-owned real estate investments, and (2) funds from operations attributable to common stockholders (FFO).  EastGroup defines FFO consistent with the National Association of Real Estate Investment Trusts’ definition, as net income (loss) attributable to common stockholders computed in accordance with U.S. generally accepted accounting principles (GAAP), excluding gains or losses from sales of depreciable real estate property and impairment losses, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

PNOI and FFO are supplemental industry reporting measurements used to evaluate the performance of the Company’s investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry’s calculations of PNOI and FFO provides supplemental indicators of the properties’ performance since real estate values have historically risen or fallen with market conditions.  PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs.  Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company’s financial performance.

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CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its third quarter and review the Company’s current operations on Friday, October 16, 2015, at 11:00 a.m. Eastern Daylight Time.  A live broadcast of the conference call is available by dialing 1-866-952-1906 (conference ID: EastGroup) or by webcast through a link on the Company's website at eastgroup.net.  If you are unable to listen to the live conference call, a telephone and webcast replay will be available on Friday, October 16, 2015.  The telephone replay will be available until Friday, October 23, 2015, and can be accessed by dialing 1-800-695-1624.  Also, the replay of the webcast can be accessed through a link on the Company's website at eastgroup.net and will be available until Friday, October 23, 2015.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available in the Reports section of the Company’s website at eastgroup.net or upon request by calling the Company at 601-354-3555.

COMPANY INFORMATION

EastGroup Properties, Inc. is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona, California and North Carolina.  The Company’s goal is to maximize shareholder value by being the leading provider in its markets of functional, flexible, and quality business distribution space (primarily in the 5,000 to 50,000 square foot range) for location sensitive customers.  The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets.  EastGroup’s portfolio, including development projects in lease-up and under construction, currently includes over 36 million square feet.  EastGroup Properties, Inc. press releases are available on the Company’s website at eastgroup.net.

FORWARD-LOOKING STATEMENTS

The Company's assumptions and financial projections in this release are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “will,” “anticipates,” “expects,” “believes,” “intends,” “plans,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  All statements that address operating performance, events or developments that the Company expects or anticipates will occur in the future, including statements relating to rent and occupancy growth, development activity, the acquisition or sale of properties, general conditions in the geographic areas where the Company operates and the availability of capital, are forward-looking statements.  Forward-looking statements are inherently subject to known and unknown risks and uncertainties, many of which the Company cannot predict, including, without limitation:

•	changes in general economic conditions;

•	the extent of customer defaults or of any early lease terminations;

•	the Company's ability to lease or re-lease space at current or anticipated rents;

•	the availability of financing;

•	failure to maintain credit ratings with rating agencies;

•	changes in the supply of and demand for industrial/warehouse properties;

•	increases in interest rate levels;

•	increases in operating costs;

•	natural disasters, terrorism, riots and acts of war, and the Company's ability to obtain adequate insurance;

•	changes in governmental regulation, tax rates and similar matters; and

•
other risks associated with the development and acquisition of properties, including risks that development projects may not be completed on schedule, development or operating costs may be greater than anticipated or acquisitions may not close as scheduled.

Although the Company believes that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved.  The Company assumes no obligation whatsoever to publicly update or revise any forward-looking statements.  See also the information contained in the Company’s reports filed or to be filed from time to time with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

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EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
REVENUES
Income from real estate operations	$58,520	55,896	173,922	162,474
Other income	33	61	67	114
	58,553	55,957	173,989	162,588
EXPENSES
Expenses from real estate operations	16,795	15,899	49,255	46,536
Depreciation and amortization	18,232	17,779	54,358	52,101
General and administrative	3,179	3,373	11,529	9,779
Acquisition costs	—	—	—	160
	38,206	37,051	115,142	108,576
OPERATING INCOME	20,347	18,906	58,847	54,012
OTHER INCOME (EXPENSE)
Interest expense	(8,492)	(8,781)	(25,780)	(26,665)
Gain on sales of real estate investments	—	7,417	2,903	7,512
Other	242	319	851	758
NET INCOME	12,097	17,861	36,821	35,617
Net income attributable to noncontrolling interest in joint ventures	(129)	(132)	(390)	(398)
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	11,968	17,729	36,431	35,219
Other comprehensive income (loss) - cash flow hedges	(5,140)	1,063	(4,553)	(1,714)
TOTAL COMPREHENSIVE INCOME	$6,828	18,792	31,878	33,505
BASIC PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.37	0.56	1.14	1.13
Weighted average shares outstanding	32,126	31,515	32,068	31,156
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.37	0.56	1.13	1.13
Weighted average shares outstanding	32,248	31,644	32,160	31,256

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

NET INCOME	$12,097	17,861	36,821	35,617
Interest income	(65)	(127)	(195)	(379)
Gain on sales of real estate investments	—	(7,417)	(2,903)	(7,512)
Company's share of interest expense from unconsolidated investment	—	71	—	213
Company's share of depreciation from unconsolidated investment	31	34	91	100
Other income	(33)	(61)	(67)	(114)
Gain on sales of non-operating real estate	—	(98)	(123)	(98)
Depreciation and amortization	18,232	17,779	54,358	52,101
Interest expense (1)	8,492	8,781	25,780	26,665
General and administrative expense (2)	3,179	3,373	11,529	9,779
Acquisition costs	—	—	—	160
Interest rate swap ineffectiveness	5	—	5	1
Noncontrolling interest in PNOI of consolidated 80% joint ventures	(208)	(209)	(628)	(636)
PROPERTY NET OPERATING INCOME (PNOI)	$41,730	39,987	124,668	115,897
COMPONENTS OF PNOI:
PNOI from Same Properties	$39,674	39,181	115,203	112,378
PNOI from 2014 Acquisitions	147	—	2,858	842
PNOI from 2014 and 2015 Development Properties	1,936	468	6,609	1,594
PNOI from 2014 and 2015 Dispositions	—	377	96	1,202
Other PNOI	(27)	(39)	(98)	(119)
TOTAL PNOI	$41,730	39,987	124,668	115,897
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$11,968	17,729	36,431	35,219
Depreciation and amortization	18,232	17,779	54,358	52,101
Company's share of depreciation from unconsolidated investment	31	34	91	100
Depreciation and amortization from noncontrolling interest	(51)	(50)	(153)	(153)
Gain on sales of real estate investments	—	(7,417)	(2,903)	(7,512)
FUNDS FROM OPERATIONS (FFO) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$30,180	28,075	87,824	79,755
NET INCOME	$12,097	17,861	36,821	35,617
Interest expense (1)	8,492	8,781	25,780	26,665
Company's share of interest expense from unconsolidated investment	—	71	—	213
Depreciation and amortization	18,232	17,779	54,358	52,101
Company's share of depreciation from unconsolidated investment	31	34	91	100
Gain on sales of real estate investments	—	(7,417)	(2,903)	(7,512)
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)	$38,852	37,109	114,147	107,184
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.37	0.56	1.13	1.13
Funds from operations (FFO) attributable to common stockholders	$0.94	0.89	2.73	2.55
Weighted average shares outstanding for EPS and FFO purposes	32,248	31,644	32,160	31,256

(1)  Net of capitalized interest of $1,409 and $1,346 for the three months ended September 30, 2015 and 2014, respectively; and $3,903 and $3,682 for the nine months ended September 30, 2015 and 2014, respectively.

(2) Net of capitalized development costs of $1,223 and $897 for the three months ended September 30, 2015 and 2014, respectively; and $3,265 and $3,077 for the nine months ended September 30, 2015 and 2014, respectively.